UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 9, 2003
(Dates of Earliest Event Reported)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On October 9, 2003, Oshkosh B'Gosh, Inc. (NASDAQ:GOSHA) announced that Mr. James J. Martin, currently Senior Vice President of Wholesale and Special Markets, will assume the newly created position of Senior Vice President of Merchandising and Special Markets. Mr. Martin succeeds Ms. Barbara Widder-Lowry who will be retiring from the Company in December 2003. In a related move, Mr. Richard F. Kaplan, has been promoted to Vice President of Wholesale. A copy of the press release is attached hereto as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2003	By: /S/ David L. Omachinski
David L. Omachinski
Executive Vice President, Chief Operating and Financial Officer & Treasurer